                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                        Date of Report (Date of earliest
                       event reported): February 21, 1999


                     BINGHAM FINANCIAL SERVICES CORPORATION

             (Exact name of registrant as specified in its charter)

     Michigan                      0-23381                    38-3313951

    (State or other               (Commission              (I.R.S. Employer
    jurisdiction of               File Number)             Identification No.)
    incorporation)



                  260 East Brown Street, Suite 200, Birmingham,  Michigan 48009
                   (Address of principal executive offices)          (zip code)

       Registrant's telephone number, including area code: (248) 644-5470



         (Former name or former address, if changed since last report.)



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         ITEM 5.  OTHER EVENTS.

              APPLICATION TO CONVERT TO THRIFT HOLDING COMPANY AND
                  FORMATION OF FEDERALLY CHARTERED SAVINGS BANK


         Bingham Financial Services Corporation ("Bingham" or the "Company") has filed an application with the United States Office of Thrift Supervision ("OTS") to convert Bingham to a unitary thrift holding company and for the formation of a federally chartered savings bank subsidiary, to be known as Bingham Bank (the "Bank"). The application sets forth the Company's plan to reorganize its manufactured home residential mortgage lending, commercial mortgage lending and related insurance agency business operations (the "Reorganization"), currently run through separate subsidiaries of Bingham, such that the operating companies would become subsidiaries of Bingham Bank. If the application is approved by regulatory authorities, Bingham is targeting completion of the Reorganization by September 30, 1999, the end of the Company's current fiscal year. There can be no assurance, however, that the OTS or Bingham will meet this time schedule.

         In connection with the Reorganization, the Company announced the reconstitution of its Board of Directors and changes in management to better comply with bank regulatory requirements and to prepare for operations after the Reorganization is completed. These moves included the resignation as directors of Jeffrey P. Jorissen and Milton Shiffman, CFO and a director, respectively, of Sun Communities, Inc., a former parent of the Company, to avert potential regulatory issues with interlocking directorates. In addition, Mr. Jorissen resigned as CEO but will retain his position as President and CFO until a replacement is hired.

         Bingham's Board of Directors was increased to nine directors and the vacancies created by the resignations and the increase in size were filled by the appointment of Ronald A. Klein, Mark Gordon and James Raiskin. Mr. Klein was also appointed CEO of Bingham, and the Company has commenced a search for a person with significant banking experience to serve as COO of the Bank. Mr. Klein has been active in the real estate and finance fields for over 15 years, including acquisition, development, debt financing, and project management of commercial, multifamily and single-family real estate; he holds a law degree from the University of Michigan Law School. Mr. Gordon is Assistant General Counsel of a $2 billion revenue automotive parts manufacturer and previously served as President of that firm's financial services affiliate; he is a CPA and has a law degree and MBA from the University of Michigan. Mr. Raiskin has been with a large wholesaler, processor and distributor of steel products for more than twenty years and has been President and CEO of that company for more than ten years.

                            IMPORTANT CONSIDERATIONS

         All statements made in this document and in any other communication regarding Bingham that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the "safe harbors" created thereby. The words "believe," "expect," "anticipate," and similar expressions are examples of words that identify forward-looking statements, which may include, without limitation, statements regarding Bingham's future financial position, business strategy and expected cost savings or synergies. Each forward-looking statement is subject to risks, uncertainties and other factors, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statement. Important factors that could cause actual results to differ materially from the results expressed or implied by any forward-looking statements include the risk that the Company's application with the OTS and other regulators will not be approved for any reason, general economic conditions with particular emphasis on certain interest rates, the ability to




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efficiently integrate acquired businesses, competition and other factors. All subsequent written and oral forward-looking statements relating to Bingham and attributable to Bingham or to persons acting on its behalf are expressly qualified in their entirety by these Important Considerations. Bingham undertakes no obligation to update or revise these forward-looking statements, publicly or otherwise, to reflect new information or future events.

RISKS ASSOCIATED WITH OPERATING A FEDERAL SAVINGS BANK

         General. Upon the planned Reorganization, the Bank that Bingham proposes to establish will be subject to extensive regulation by state and federal banking authorities that will govern its general operations as well as mortgage origination, processing, underwriting, selling and servicing. Many of these regulations are intended to protect depositors, the public or the FDIC and were not adopted for the direct benefit of Bingham's shareholders. Regulatory requirements will affect lending practices, capital structure, investment practices, dividend policy and growth. Some changes in these regulatory requirements could adversely affect Bingham. Bingham's operations may also be affected by the rules and regulations of quasi-governmental agencies that purchase, guarantee or insure mortgage loans. As a federally-chartered savings institution, the Bank generally will not be subject to those provisions of state law governing state chartered financial institutions or to the jurisdiction of state bank regulators. However, the Bank will remain subject to certain usury laws in some states. Subsidiary institutions of a savings and loan holding company, such as the Bank, are subject to certain restrictions imposed by the Federal Reserve Act on any extension of credit to the holding company or any of its subsidiaries, on investment in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower. In addition, a holding company (such as Bingham after the proposed Reorganization), and its subsidiaries, are prohibited from engaging in certain tying arrangements in connection with any extension of credit or provision of any property or services. Listed below are descriptions of specific regulatory issues relating to the planned establishment of a federally-chartered savings bank.

         OTS Supervision. Subject to receipt of the necessary approvals of its pending applications, the Bank will operate as a federal savings bank incorporated under the laws of the United States and subject to examination by the OTS. The OTS will regulate or monitor virtually all areas of the Bank's operations, including adequacy of capitalization and loss reserves, loans, investments, borrowings, deposits, mergers, issuances of securities, payment of dividends to Bingham, establishment of branches, corporate reorganizations, maintenance of books and records, and adequacy of staff training to carry on safe lending and deposit gathering practices. The OTS will require the Bank to maintain certain capital ratios and will impose limitations on the Bank's aggregate investment in real estate, bank premises, and furniture and fixtures. The Bank will be required by the OTS to prepare quarterly reports on the Bank's financial condition and to conduct an annual audit of its financial affairs in compliance with minimum standards and procedures prescribed by the OTS. OTS regulations generally provide that federal savings banks must be examined no less frequently than every 18 months. The Bank also will be subject to assessments by the OTS to cover the costs of such examinations. The Bank also will bear a portion of the administrative costs of the OTS through an assessment based on the level of the Bank's total assets.

         Capital Requirements. OTS regulations require that federal savings banks maintain specific levels of "tangible capital," "core capital" and risk-based capital. OTS regulations also include an interest-rate risk component in the risk-based capital requirement. The OTS risk-based capital standards also regulate, among other things, concentration of credit risk, risk from nontraditional activities and actual performance, and expected risk of loss on multi-family mortgages. In addition, capital requirements higher than the generally applicable minimum requirement may be established for a particular savings association if the OTS determines that the institution's capital was or may become inadequate in view of its particular circumstances.




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         Deposit Insurance. Deposits at the Bank will be insured to a maximum of
$100,000 for each insured depositor by the FDIC. The FDIC establishes rates for the payment of premiums by the Bank for deposit insurance. A separate Savings Association Insurance Fund is maintained for savings banks with insurance premiums from the industry used to offset losses from insurance payouts when savings banks fail. Insured depository institutions pay for deposit insurance under a risk-based premium system. Increases in deposit insurance premiums or changes in risk classification will increase the Bank's cost of funds, and there can be no assurance that such cost can be passed on the Bank's customers. As an insurer, the FDIC issues its own regulations, conducts examinations and generally supervises the operations of its insured institutions. Any insured institution which does not operate in accordance with or conform to FDIC regulations, policies and directives may be sanctioned for non-compliance. The FDIC has the authority to suspend or terminate insurance of deposits upon the finding that the institution has engaged in unsafe or unsound practices, is operating in an unsafe or unsound condition, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC, although deposits continue to be insured by the FDIC for a period of two years following the date of termination. The FDIC requires an annual audit by independent accountants and also periodically makes its own examinations of insured institutions.

         Transactions With Affiliates and Insiders. The Bank will be subject to the provisions of Section 23A of the Federal Reserve Act, which place limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank will also be subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibit an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, the Bank will be subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests.

         Dividends. The Bank will be subject to regulatory restrictions on the payment of dividends to Bingham, including a prohibition of payment of dividends from its capital without OTS permission, except to the extent the Bank is considered well capitalized under applicable regulations. The Bank must also notify the OTS prior to the payment of any dividends to Bingham from earnings or from surplus capital. In addition, the Bank may not pay a dividend if, after paying the dividend, the Bank would be undercapitalized.

         Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, a financial institution's primary federal regulator (in the Bank's case, the OTS) evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility.

         Liquidity. Under applicable federal regulations, savings associations are required to maintain an average daily balance of liquid assets (including cash, certain time deposits, certain bankers' acceptances, certain corporate debt securities and highly rated commercial paper, securities of certain mutual funds and specified United States government, state or federal agency obligations) equal to a monthly average of not less than a specified percentage of the average daily balance of the savings association's net withdrawable deposits plus short-term borrowings. Savings institutions also are required to maintain an average daily balance of short-term liquid assets at a specified percentage of the total of the average daily balance of its net withdrawable deposits and short-term borrowings.




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         Qualified Thrift Lender Requirement. A federal savings bank is deemed to be a qualified thrift lender ("QTL") as long as its "qualified thrift investments" equal or exceed 65% of its "portfolio assets" on a monthly average basis in nine out of every twelve months. Qualified thrift investments generally consist of (i) various housing related loans and investments (such as residential construction and mortgage loans, home improvement loans, manufactured home loans, home equity loans and mortgage-backed securities), (ii) certain obligations of the FDIC, and (iii) shares of stock issued by any FHLB, the FHLMC or the FNMA. For purposes of the QTL test, the term "portfolio assets" means the savings institution's total assets minus goodwill and other intangible assets, the value of property used by the savings institution to conduct its business, and liquid assets held by the savings institution in an amount up to 20% of its total assets. OTS regulations provide that any savings association that fails to meet the definition of a QTL must either convert to a national bank charter or limit its future investments and activities (including branching and payments of dividends) to those permitted for both savings associations and national banks. Further, within one year of the loss of QTL status, a holding company of a savings association that does not convert to a bank charter must register as a bank holding company and will be subject to all statutes applicable to bank holding companies. In order to exercise the powers granted to federally chartered savings associations and maintain full access to FHLB advances, the Bank must meet the QTL test.

         Other Regulation. The Bank's loan operations will also be subject to certain federal laws applicable to credit transactions, such as: the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers; the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution will be fulfilling its obligation to help meet the housing needs of the community it serves; the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit; the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; the Fair Debt Collection Practices Act, governing the manner in which consumer debts may be collected by collection agencies; and the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws. The deposit operations of the Bank will also be subject to the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

         Enforcement Powers. Civil and criminal penalties available to the federal regulatory agencies against depository institutions and certain 'institution-affiliated parties' (primarily including management, employees, agents of a financial institution, independent contractors such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs), for unsafe and unsound practices that contribute to losses in the institution, including the failure to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports, may be as high as $1,000,000 a day for such violations and up to 20 years imprisonment. In addition, regulators have significant flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, certain agencies possess the power to issue cease-and-desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate.




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RISK OF LOSS ON MORTGAGE LOANS

         Default Risks. Bingham acquires, accumulates, borrows against and sells and/or securitizes mortgage loans as part of its business strategy. While holding mortgage loans, Bingham will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. Also, the costs of financing and hedging the loans could exceed the interest income from such loans. In the event of any default under loans held by Bingham, Bingham will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the loan. It may not be possible or economical for Bingham to sell or securitize all of the Mortgage Loans which it acquires, in which case Bingham will continue to hold the loans and bear the risks of borrower defaults, bankruptcies, fraud losses and special hazard losses. Furthermore, Bingham may retain recourse liability on mortgage loans it sells to third parties, in which case it will retain substantially all of these risks.

         Commercial Loans Involve a Greater Risk of Loss. Commercial real estate lending is considered to involve a higher degree of risk than single-family residential lending because of a variety of factors, including generally larger loan balances, dependency for repayment on successful operation of the mortgaged property and tenant businesses operating therein, and loan terms that include amortization schedules longer than the stated maturity which provide for balloon payments at stated maturity rather than periodic principal payments. In addition, the value of commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

         Construction, Bridge and Mezzanine Loans Involve Greater Risks of Loss than Conventional Commercial Mortgage Loans. Bingham may also originate construction loans, bridge loans and mezzanine investments. These types of loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, and may therefore have a relatively lower secondary market value. This is because of a variety of factors, including, in the case of construction loans, dependency on successful completion and operation of the project for repayment, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. In the case of bridge loans, the factors would include, among other things, dependency on successful lease-up or conduct of operation of the project for repayment and difficulties in estimating project start-up costs. In the case of mezzanine investments, the factors would include, among other things, dependency on the success of the project and that a foreclosure by the holder of the senior loan could result in a mezzanine investment becoming unsecured; accordingly, the lender may not recover some or all of its investment.

         Manufactured Home Loans and Sub-prime Residential Loans. Bingham originally began its business by focusing on making loans to consumers for the purchase or refinancing of manufactured homes. While Bingham has expanded its business to other mortgage loan sectors and intends to continue its diversification, the origination of manufactured home loans, which are secured by liens on the manufactured homes, remains a significant part of Bingham's business. Manufactured home loans are generally considered to involve relatively higher credit risk as compared with conventional single-family residential mortgage loans, and consequently, these loans generally bear a higher rate of interest and carry higher servicing fees. Similarly, Bingham may originate sub-prime residential mortgage loans, which are considered to involve relatively greater risk and therefore yield relatively higher interest rates than otherwise identical, conventional residential mortgage loans.

         Volatility of Values of Mortgaged Properties. Commercial property values and net operating income derived therefrom are subject to volatility and may be affected adversely by a



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number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; perceptions by prospective tenants, retailers and shoppers of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

         Liabilities for Certain Representations and Warranties Concerning Mortgage Loans. When Bingham originates mortgage loans and then sells them to investors, it must make certain representations and warranties concerning those mortgages. These representations and warranties cover such matters as title to mortgaged property, lien priority, environmental reviews and certain other matters. When making these representations and warranties, Bingham relies in part on similar representations and warranties made by the borrower or others. If the representations made by a borrower or others are false, Bingham will have a claim against the borrower or other party, but Bingham's ability to recover its damages depends on the financial condition of the party that made the false representation. In addition, Bingham makes some representations and warranties even though it does not receive similar representations and warranties from borrowers or others. If those representations are later found to be false, Bingham would have to pay for any losses resulting from the investors' reliance on those representations and would not have a claim against another party.

SENSITIVITY TO INTEREST RATE FLUCTUATIONS

         Bingham's net interest income or loss is the difference between the interest income it earns on the loans it originates and the interest expense it pays on its interest-bearing liabilities to fund such loans. Bingham's profitability is determined largely by the difference, or "spread," between the rate of interest at which Bingham funds such loans and the fixed rate of interest charged to and collected from borrowers pursuant to their loan contracts. There can be no assurance that Bingham's cost of funds will not rise to a level that adversely affects its ability to maintain profitability with respect to the loans it holds or sells. Bingham may also be adversely affected by declines in interest rates. If interest rates decline and loan prepayments therefore increase due to refinancing activity, the income stream from Bingham's currently held loan portfolio may decline. This may, in turn, adversely affect Bingham's operating results and financial condition. Changes in the relationship between short-term and long-term interest rates could also affect Bingham's profitability. Between the time Bingham funds a loan and the time it sells the loan, Bingham earns net interest income, which is based on the long-term rate earned on a loan minus the short-term borrowing costs to finance the loan. If long-term interest rates decrease and short-term interest rates do not decrease by the same amount, then Bingham's net interest income may decline. If long-term interest rates drop below the short-term rates, Bingham could incur a net interest expense instead of earning net interest income.

RISKS OF LOSS ON INTEREST HEDGING INSTRUMENTS

         Bingham attempts to manage its exposure to adverse changes in interest rates through the use of forward sales of U.S. Treasury securities, as a hedge against its interest rate risk in its anticipated commercial mortgage loan originations and securitizations. Because the typical commercial mortgage loan made by Bingham is a fixed rate loan with an annual interest rate equal to a spread over the U.S. Treasury yield, Bingham uses these instruments to reduce risk by creating what amount to offsetting market exposures. Bingham currently uses forward-sale hedging instruments only as a defense to adverse fluctuations in interest rates, and currently only uses hedging instruments as required by the agreements governing its warehouse line of credit.




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However, Bingham may undertake other types of hedging transactions, including interest rate swaps, in the future. An effective interest rate risk management strategy is complex and no such strategy can completely insulate Bingham from interest rate changes. The nature and timing of hedging transactions may impact the effectiveness of hedging strategies. Poorly designed strategies or improperly executed transactions may increase rather than mitigate risk. In addition, hedging involves transaction and other costs. Such costs could increase as the period covered by the hedging protection increases.

         While Bingham has no current plans to do so, it may in the future engage in other hedging transactions, including interest rate caps, floors and swaps, mandatory forward sales, mandatory or optional sales of futures and other financial futures transactions including U.S. Treasury obligations. The nature and quantity of such future hedging transactions would be determined by Bingham based on various factors, including market conditions, expected duration of commercial mortgages and the expected securitization of commercial mortgages.

RISKS OF SECURITIZATION

         Securitization is the process of pooling closed loans and selling them to a trust for a cash purchase price and in some cases an interest in the loans securitized. The cash purchase price is raised through an offering of securities by the trust. Generally, Bingham contributes certain loans into a larger securitization pool and receives a share of profits from the securitization, based on the value of loans it contributes. After the securitization, the purchasers of the securities receive principal and interest on their securities. Securitization transactions may be affected by a number of factors, some of which are beyond Bingham's control, including among other things, conditions in the securities markets in general, conditions in the asset-backed securitization market and the conformity of loan pools to rating agency requirements and, when monoline insurance is used, the requirements of such insurers. Failure to obtain acceptable rating agency ratings or insurance company credit enhancements, if required, could decrease the efficiency or affect the timing of any securitization. In addition, any delay in the sale of a loan pool would postpone the recognition of gain on such loans until their sale. If Bingham were unable to securitize loans due to changes in the secondary market or the unavailability of credit enhancements, it might be required to sell its loans in the secondary market for lower than desired prices.

POTENTIAL LOSSES RELATED TO LOANS HELD FOR SALE FOR WHICH BINGHAM DOES NOT HAVE INVESTOR COMMITMENTS

         Bingham in some instances sells loans to third-party mortgage investors at predetermined prices before it funds or purchases the loan. However, sometimes Bingham originates or purchases a mortgage loan before an investor has agreed to purchase it from Bingham. During the period between Bingham's origination or purchase of a loan and the sale of the loan to an investor (the "holding period"), Bingham must bear the interest rate risk and credit risk associated with that loan. If the holding period is long, Bingham's risks are higher. Adverse changes in interest rates, the market for mortgage-backed securities, or the value of assets securing the mortgages could impair Bingham's ability to sell loans and securities, increasing Bingham's holding period and potential losses. If Bingham is unable to sell its loans for a long period of time, its business and results of operations could be materially adversely affected.

RISK OF DECLINE IN VALUE OF SERVICING RIGHTS

         Bingham treats its servicing rights as an asset, in accordance with generally accepted accounting principles. The fair value of the servicing rights may be adversely affected by factors such as: changes in mortgage prepayments, which tend to increase as long-term interest rates decline and tend to decrease as interest rates rise; prepayment penalty terms, including lockout



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and yield maintenance requirements; higher than expected rate of loan defaults;
and the underlying loans' average custodial balances (the amount deposited by borrowers for taxes, deposits and replacement reserves). Bingham may also incur losses upon the termination of certain servicing contracts which are terminable, with certain restrictions, by the owners of the underlying loans.

ESCROW REQUIREMENTS

         Certain states require that interest be paid to mortgagors on funds deposited by them in escrow to cover mortgage-related payments such as property taxes and insurance premiums. Federal legislation has been introduced in the past that would, if enacted, revise current escrow regulations and establish a uniform escrow calculation methodology in all states. If such federal legislation were enacted or if other states enact legislation relating to payment of, or increases in the rate of, interest on escrow balances, or if such legislation were retroactively applied to loans in Bingham's servicing portfolio, Bingham's earnings may be adversely affected.

EFFECT OF GENERAL ECONOMIC CONDITIONS

         Bingham's business is affected by a number of factors beyond its control, including sales activity in the new and used manufactured housing market, commercial construction starts, office and retail occupancy rates and employment levels, all of which may be affected by the general condition of the economy and interest rate levels. An economic slowdown will generally reduce Bingham's origination and sales of loans, and may also increase the risk that borrowers will default on loans. In addition, periods of economic slowdown or recession may be accompanied by decreased demand for commercial, multifamily and residential properties. That in turn may result in declining values for the properties securing outstanding loans, and decreased property values weaken Bingham's collateral coverage and increase the possibility of losses in the event of default. If more properties are for sale during recessionary periods, Bingham may receive lower prices when it sells foreclosed properties, or it may have to delay such sales.

FUTURE BINGHAM ACQUISITIONS

         Bingham has an announced strategy to continue to pursue acquisitions of complementary businesses. Future acquisitions by Bingham may present any of the following risks:

    - Future acquisitions may present increased difficulties in integrating the operations of new businesses into Bingham;

    - Bingham may be unable to retain key employees of the future acquisitions;

    - Future acquisitions may not perform at their historical or expected levels;

    -     Bingham may incur additional debt in future acquisitions;

    -     Future acquisitions may result in increased amortization expenses;

    - Bingham's current systems, procedures and controls may not be adequate to support the company's operations as they are combined with future acquisitions; and

    - The addition of new acquisitions will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives.



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UNCERTAINTY OF FUTURE PROFITABILITY

         Bingham has experienced net losses, including a net loss of $110,000 for the fiscal year ended September 30, 1997 and a net loss of $574,000 for the fiscal year ended September 30, 1998, although Bingham reported unaudited net income of $764,000 for the last three months of 1998. There can be no assurance that Bingham's recent profitability will continue. Whether or not the proposed federal savings bank application with the OTS is approved, Bingham may generate net losses in the future.

COMPETITION FROM LARGER COMPETITORS

         Competition in Bingham's lines of business is intense and is expected to increase. In most cases, competitors of Bingham are larger than Bingham, have longer operating histories, have more financial, technical, research, marketing, sales, distribution and other resources, and have greater name recognition and larger customer bases than Bingham. These disparities of size, along with larger competitors' somewhat easier or less costly access to capital, put Bingham at a competitive disadvantage.

NEED FOR ADDITIONAL CAPITAL

         Bingham's ability to conduct its business and to operate the proposed Bank depends to a significant degree on its ability to incur indebtedness and obtain equity capital. Bingham needs financing primarily to fund its loan originations and to pursue new acquisitions. To meet these needs, Bingham current uses a warehouse line of credit, as well as a subordinated loan and revolving credit facility from Sun Communities, Inc. Bingham may at any time need additional capital to meet its working capital requirements. There can be no assurance that such capital will be available on favorable terms, if at all. Factors which could affect Bingham's access to the capital markets, or the cost of such capital, include changes in interest rates, general economic conditions, and investors' perceptions of Bingham's business, results of operations, leverage, financial condition and business prospects. Economic, financial, competitive and other matters strongly influence each of these factors, and Bingham may not be able to control those influences. In addition, covenants under Bingham's existing or future debt securities and credit facilities may significantly restrict its ability to incur additional indebtedness. Bingham's ability to repay its outstanding debts on time may depend on its ability to refinance those debts. Bingham may not be able to refinance debt if it is unable to sell additional debt or equity securities on satisfactory terms.

MANUFACTURED HOME LENDING STRATEGY

         Bingham's strategy includes marketing its manufactured home lending services through manufactured home community owners, operators, managers, brokers and dealers, including Sun Communities, Inc. Bingham is currently the preferred financing source offered to purchasers and homeowners in the communities owned and operated by Sun Communities. Bingham's ability to maintain or increase this portion of its loan portfolio depends in part upon: (i) continued new home sales activity, resale activity of previously owned homes and to a lesser extent, refinancing activity within Sun Communities and in other communities where Bingham has established or establishes a relationship; (ii) Bingham's ability to continue market share within Sun Communities; and (iii) its ability to continue to expand its services to manufactured home community owners and operators other than Sun Communities. While Bingham has achieved significant success in diversifying its sources of manufactured home lending outside of Sun Communities, Sun Communities remains an important source for new manufactured home loans.




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OWNERSHIP INTEREST OF SUN COMMUNITIES, INC.

         Sun Communities, Inc. holds participants options and detachable warrants in Bingham, in connection with certain types of debt; however, in accordance with Bingham's thrift holding company application and because banking regulations restrict any entity or group of affiliates from owning more than 10% of a savings and loan holding company, Sun Communities has pledged to contribute its participants options and detachable warrants into a liquidating trust such that they could not ordinarily be exercised by Sun Communities. If Bingham's application with the OTS were not approved for any reason and Sun Communities therefore retained its participants options and detachable warrants, Sun Communities would in such case retain the ability to become a significant stockholder of Bingham in the future. Nonetheless, because applicable REIT requirements restrict the percentage ownership Sun Communities may have in Bingham to 10%, it is not anticipated that Sun Communities and its affiliates will own more than 10% of Bingham at any time, regardless of whether the OTS application is approved.

YEAR 2000 ISSUES

         Some computers, software, and other equipment include a programming code in which calendar year data is abbreviated to only two digits. As a result of this design decision, some of these systems could fail to operate or fail to produce correct results if "00" is interpreted to mean 1900, rather than 2000. These problems are widely expected to increase in frequency and severity as the year 2000 approaches, and are commonly referred to as "Year 2000 Problem". The Year 2000 Problem could affect computers, software and other equipment used and operated by Bingham.

         Bingham has engaged a consulting firm to undertake a three-stage process to evaluate, make recommendations on and correct any Year 2000
Problems that it finds, as well as to coordinate independent certification of Bingham's Year 2000 compliance. In stage one, which is nearly complete, the consultant surveyed all of Bingham's hardware and software resources, obtained compliance certifications and/or patches from manufacturers of critical packages, and contacted all vendors supplying material services to evaluate their respective Year 2000 readiness. In stage two, which is also nearly complete, the consultant implemented upgrades or patches recommended by software manufacturers or, where necessary, recommended replacement software packages. The consultant has identified specific software that requires attention, and Bingham anticipates that substantially all of the software will be corrected by March 31, 1999. The consultant has also certified that all of Bingham's computer hardware is Year 2000 compliant. In stage three, which is underway, the consultant will verify compliance through independent third-party certification that Bingham's systems are fully functional, and will follow up with testing to ascertain that full functionality will be available. Bingham currently anticipates that stage three will be completed by May 31, 1999.

         Through its consultant's efforts, Bingham expects to identify and resolve all Year 2000 Problems that could materially adversely affect business operations. However, management believes it is not possible to determine with complete certainty that all Year 2000 Problems affecting Bingham have been identified or corrected. The number of devices that could be affected and the interactions among these devices are simply too numerous. As a result, management expects that Bingham could possibly suffer the following consequences: (i) a significant number of operational inconveniences and inefficiencies for Bingham and its clients that may divert management's time and attention and financial and human resources from its ordinary business activities; and (ii) a lesser number of serious system failures that may require significant efforts by Bingham to prevent or alleviate material business disruptions.

         The discussion of Bingham's efforts, and management's expectations, relating to Year 2000




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

compliance are forward-looking statements. Bingham's ability to achieve Year 2000 compliance and the level of incremental costs associated therewith, could be adversely impacted by, among other things, the availability and cost of programming and testing resources, vendors' ability to modify proprietary software, and unanticipated problems identified in the ongoing compliance review.

GENERAL REGULATORY AND LEGAL COMPLIANCE

         Bingham is subject to regulation and licensing under various federal and state statutes and regulations. Bingham's business is currently conducted in several states, each of which has laws and regulations that govern Bingham's operations. Most states where Bingham operates: (i) limit the interest rate and other charges that may be imposed by, or prescribe certain other terms of, the loan contracts into which Bingham enters; (ii) regulate the sale and type of insurance products that Bingham presently anticipates it will offer and the insurers for which it acts as agent; and (iii) define Bingham's rights to repossess and sell collateral. In addition, Bingham is required to be licensed to conduct its finance operations in certain states. If Bingham expands its operations into additional jurisdictions, it will be required to comply with the laws of such jurisdictions.

         In addition, Bingham is subject to numerous federal laws, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act and the rules and regulations promulgated thereunder, and certain rules of the Federal Trade Commission. These laws require Bingham to provide certain disclosures to applicants, prohibit misleading advertising and protect against discriminatory financing or unfair credit practices. An adverse change in, modification to, or interpretation of any of these existing laws or regulations, or the promulgation of any additional laws or regulations could have a material adverse effect on Bingham. The cost of complying with these regulations is significant and a failure to comply with these regulations could have a material adverse effect on Bingham.

         Each of the states in which Bingham operates prohibit it from charging a finance charge in excess of statutory maximum rates. Finance charges typically include interest and fees charged in connection with marketing the loan. Bingham believes its forms are in compliance with all applicable laws. If a material number of Bingham's loan contracts involved violations of applicable lending laws, Bingham's financial position could be materially adversely affected and a continuing pattern of violation by Bingham could have a material adverse effect on Bingham's future prospects. A violation of state usury laws, for instance, typically carries a penalty of loss of all interest collected or to be collected on the loan.

CONTROL AND ANTI-TAKEOVER CONSIDERATIONS

         Bingham's articles of incorporation and bylaws contain certain provisions which could impede a non-negotiated change in control of Bingham and thereby adversely affect the holders of common stock. These provisions include a grant of authority to issue, without shareholder approval, up to 10,000,000 shares of preferred stock in one or more series, with such preferences, limitations and relative rights as are determined by the Board of Directors at the time of issuance. The Michigan Business Corporation Act also contains provisions which will impede a change of control not approved by the Board of Directors. Bingham's Board of Directors has been divided into three classes of directors with staggered terms. The staggered terms for directors may affect the stockholders' ability to change control of Bingham even if a change in control were in the stockholders' interest. As a savings and loan holding company, the prior permission of the OTS is required before any person, entity or group of affiliates acquires more than 10% ownership of Bingham.


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RELIANCE ON KEY PERSONNEL

         Bingham depends on the efforts and abilities of a number of its current key management, including Chief Executive Officer Ronald A. Klein and Vice Presidents Daniel E. Bober and Creighton J. Weber, and to a lesser extent Chairman of the Board Gary A. Shiffman and current Chief Financial Officer Jeffrey P. Jorissen. Bingham also depends significantly on the efforts and abilities of its loan officers. Bingham's success depends largely on its ability to retain and continue to attract key employees, including but not limited to the future Chief Operating Officer of the Bank and a new CFO of Bingham, through its compensation plans, including employee stock options. If Bingham loses certain key employees or cannot retain or attract key employees in the future, its operations could be adversely affected.

BINGHAM'S STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE

         Trading volume and prices for Bingham common stock has been subject to relatively wide fluctuations during the past year and may continue to fluctuate in response to quarterly variations in operations, results, announced earnings and other factors. Bingham cannot always foresee or predict such events. Other factors that may affect stock prices include the sale or attempted sale of a large amount of securities in the public market, the registration for resale of any shares of common stock, and the effect on Bingham's earnings of equity-based compensation awards to management.

BINGHAM DOES NOT ANTICIPATE PAYING DIVIDENDS ON COMMON STOCK

         Bingham does not plan to pay cash dividends on its common stock in the foreseeable future. The Board of Directors will decide, in the exercise of its business judgment, whether to apply legally available funds to the payment of dividends. The Board will consider Bingham's results of operations and financial condition, any existing or proposed commitments for the use of available funds, and its obligations to its creditors.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  BINGHAM FINANCIAL SERVICES CORPORATION


                                   /s/ Ronald A. Klein
                                   ------------------------------------
                                        Name:   Ronald A. Klein
                                        Title:  Chief Executive Officer



         Dated:  March 9, 1999


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